Exhibit 10.5
AIR PRODUCTS AND CHEMICALS, INC.
OFFICER’S CERTIFICATE
I, Lynn C. Minella, Senior Vice President of Human Resources and Communications of Air Products and Chemicals, Inc. (the “Company”), pursuant to the authority delegated to me in the attached Officer’s Certificate, do hereby amend the Supplementary Pension Plan of Air Products and Chemicals, Inc., as Amended and Restated Effective January 1, 2008 (the “Plan”), as follows:
1.	Effective 1 January 2008, the last sentence of Section 3.5(b) is amended to read as follows: “The discount rate as described in Section 3.6(b)(ii), or Section 3.9(b) if applicable, as it would have applied on the Annuity Starting Date shall be used to adjust the delayed distributions to Key Employees.”

2.	Effective 1 January 2008, at the end of Section 3.6, the following sentence is added: “If the Employee elects an annuity under section (i) above and does not elect the form of the annuity prior to the Annuity Starting Date, the Employee shall be deemed to have elected Option B as set forth in Section 5.2 of the Salaried Pension Plan, substituting the benefit determined under Section 3.2 above for the benefit determined under Article IV of the Salaried Pension Plan.”

Lynn C. Minella
Date: